Exhibit 99.1

CECO Environmental Corp. Reports Second Quarter and Six Months 2019 Results;

Strong Bookings and Growing Backlog Support Second Half Ramp Up

DALLAS, Texas, August 6, 2019 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the second quarter and first six months of 2019.

Highlights of the Second Quarter 2019*

•	Bookings of $103.0 million, compared with $99.1 million, adjusted for divestitures
•	Backlog of $208.8 million, compared with $182.1 million as of December 31, 2018
•	Revenue of $81.2 million, compared with $81.1 million
•	Revenue of $81.2 million, compared with organic revenue of $79.9 million
•	Gross profit of $26.8 million (33.0% margin), compared with $27.2 million (33.5% margin)
•	Operating income of $2.0 million, compared with $2.6 million
•	Non-GAAP operating income of $4.4 million, compared with $5.2 million
•	Net income was $5.5 million, compared with net loss of $(0.9) million
•	Non-GAAP net income of $3.0 million, compared with $1.8 million
•	Net income per diluted share was $0.15, compared with net loss per diluted share of $(0.03)
•	Non-GAAP net income per diluted share of $0.08, compared with $0.05
•	Adjusted EBITDA of $6.0 million, compared with $6.9 million

* All comparisons are versus the comparable prior-year period, which include results from divestitures, unless otherwise stated.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “CECO continues to execute well in the market as new orders once again exceeded $100 million driving backlog up to near record levels.  Unfortunately, several customer driven project delays dampened revenue in the quarter which led to second quarter profitability below expectations. Going forward, our strong backlog, solid margins, and a growing sales pipeline are expected to generate improved results in the second half of 2019.”

Mr. Sadlowski added, “We remain committed and on track to deliver our 2021 financial targets.  Our investments in sales and innovation have us well positioned to take advantage of the healthy demand across our growing end markets.  We are building a reputation as the go to resource in the expanding low carbon economy with solutions that deliver efficiency and sustainability for our customers.”

SECOND QUARTER RESULTS

Revenue in the second quarter of 2019 was $81.2 million, up $0.1 from $81.1 million in the prior-year period. Excluding revenue of $1.2 million attributable to the businesses divested in 2018, organic revenues increased 1.6%.

Operating income was $2.0 million for the second quarter of 2019, compared with $2.6 million in the prior-year period. Non-GAAP operating income was $4.4 million for the second quarter of 2019 (5.4% margin), compared with $5.2 million in the prior-year period (6.4% margin).

Net income was $5.5 million for the second quarter of 2019, compared with net loss of $0.9 million in the prior-year period. Net income on a non-GAAP basis was $3.0 million for the second quarter of 2019, compared with $1.8 million in the prior-year period.

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Exhibit 99.1

Net income per diluted share was $0.15 for the second quarter of 2019, compared with net loss per diluted share of $0.03 in the prior-year period. Non-GAAP net income per diluted share was $0.08 for the second quarter of 2019, compared with $0.05 for the prior-year period.

Cash and cash equivalents were $28.8 million and bank debt was $77.0 million as of June 30, 2019, compared with $43.7 million and $76.1 million, respectively, as of December 31, 2018.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2019 was $208.8 million as compared with $182.1 million on December 31, 2018 and $200.0 million on June 30, 2018. During the second quarter of 2019, the Company removed $6.7 million of orders that were previously disclosed as backlog in prior quarters, due to cancellations by customers. In the second quarter of 2018, $9.0 million of backlog was attributable to the divested businesses. Adjusted for divestitures, backlog increased $17.8 million from second quarter 2018 to second quarter 2019.

Bookings were $103.0 million for the second quarter of 2019, compared with $100.4 million in the prior-year period. Excluding bookings of $1.3 million attributable to the businesses divested in 2018, 2019 organic bookings increased $3.9 million, or 3.9%. Bookings were $200.3 million for the first six months of 2019 compared with $195.4 million for the prior-year period. Excluding the impact of divestitures, bookings increased $10.9 million during the first six months of 2019.

YEAR-TO-DATE RESULTS

Revenue in the first six months of 2019 was $167.2 million, up 7.7% from $155.2 million in the prior-year period. Excluding revenue of $7.7 million attributable to the business divested in 2018, organic revenues increased 13.4%.

Operating income was $6.9 million for the first six months of 2019 (4.1% margin), compared with $14.7 million in the prior-year period (9.5% margin).  Operating income on a non-GAAP basis was $11.5 million for the first six months of 2019 (6.9% margin), compared with $9.2 million in the prior-year period (5.9% margin).

Net income was $7.4 million for the first six months of 2019, compared with $4.9 million in the prior-year period.  Net income on a non-GAAP basis was $7.0 million for the first six months of 2019, compared with $3.5 million in the prior-year period.

Net income per diluted share was $0.21 for the first six months of 2019, compared with $0.14 in the prior-year period. Non-GAAP net income per diluted share was $0.20 for the first six months of 2019, compared with $0.10 for the prior-year period.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2019 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

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Exhibit 99.1

A replay of the conference call will be available on the Company’s website for 7 days.  The replay may be accessed by dialing toll free (877) 344-7529 within North America or Toll/International (412) 317-0088 and entering passcode 10132357.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) JUNE 30, 2019	DECEMBER 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$28,828	$43,676
Restricted cash	1,127	762
Accounts receivable, net	60,037	53,225
Costs and estimated earnings in excess of billings on uncompleted contracts	32,205	29,694
Inventories, net	22,376	20,817
Prepaid expenses and other current assets	12,754	10,117
Prepaid income taxes	2,005	1,388
Assets held for sale	1,182	1,186
Total current assets	160,514	160,865
Property, plant and equipment, net	11,858	22,200
Right-of-use assets from operating leases	13,056	—
Goodwill	152,199	152,156
Intangible assets – finite life, net	35,527	35,959
Intangible assets – indefinite life	14,342	18,258
Deferred charges and other assets	4,230	3,144
Total assets	$391,726	$392,582
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$2,500	$—
Accounts payable and accrued expenses	75,084	80,229
Billings in excess of costs and estimated earnings on uncompleted contracts	22,015	20,144
Note payable	—	1,700
Income taxes payable	—	1,813
Total current liabilities	99,599	103,886
Other liabilities	19,343	26,925
Debt, less current portion	72,539	74,456
Deferred income tax liability, net	6,976	8,755
Operating lease liabilities	10,700	—
Total liabilities	209,157	214,022
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,180,060 and 34,953,825 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	352	349
Capital in excess of par value	252,916	251,409
Accumulated loss	(56,668)	(59,427)
Accumulated other comprehensive loss	(13,675)	(13,415)
	182,925	178,916
Less treasury stock, at cost, 137,920 shares at March 31, 2019 and December 31, 2018	(356)	(356)
Total shareholders’ equity	182,569	178,560
Total liabilities and shareholders' equity	$391,726	$392,582

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(dollars in thousands, except per share data)	2019	2018	2019	2018
Net sales	$81,179	$81,089	$167,190	$155,229
Cost of sales	54,333	53,937	111,911	102,143
Gross profit	26,846	27,152	55,279	53,086
Selling and administrative expenses	22,426	21,967	43,740	43,931
Amortization and earnout expenses	2,153	2,493	4,313	5,397
Loss (gain) on divestitures, net of selling costs	—	73	70	(11,104)
Restructuring expenses	249	38	249	150
Income from operations	2,018	2,581	6,907	14,712
Other income (expense), net	808	(373)	168	(711)
Interest expense	(1,460)	(1,793)	(3,004)	(3,713)
Income before income taxes	1,366	415	4,071	10,288
Income tax (benefit) expense	(4,149)	1,316	(3,308)	5,426
Net income (loss)	$5,515	$(901)	$7,379	$4,862
Earnings (loss) per share:
Basic	$0.16	$(0.03)	$0.21	$0.14
Diluted	$0.15	$(0.03)	$0.21	$0.14
Weighted average number of common shares outstanding:
Basic	34,923,587	34,669,810	34,879,811	34,631,519
Diluted	35,582,727	34,669,810	35,471,628	34,715,141

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(dollars in millions)	2019	2018	2019	2018
Revenue as reported in accordance with GAAP	$81.2	$81.1	$167.2	$155.2
Less revenue attributable to divestitures	—	(1.2)	—	(7.7)
Organic revenue	$81.2	$79.9	$167.2	$147.5

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2019	2018	2019	2018
Operating income as reported in accordance with GAAP	$2.0	$2.6	$6.9	$14.7
Operating margin in accordance with GAAP	2.5%	3.2%	4.1%	9.5%
Amortization and earnout expenses	2.2	2.5	4.3	5.4
Loss (gain) on divestitures, net of selling costs	—	0.1	0.1	(11.1)
Restructuring expenses	0.2	—	0.2	0.2
Non-GAAP operating income	$4.4	$5.2	$11.5	$9.2
Non-GAAP operating margin	5.4%	6.4%	6.9%	5.9%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2019	2018	2019	2018
Net income (loss) as reported in accordance with GAAP	$5.5	$(0.9)	$7.4	$4.9
Amortization and earnout expenses, net	2.2	2.5	4.3	5.4
Gain on divestiture, net of selling costs	—	0.1	0.1	(11.1)
Restructuring expense	0.2	—	0.2	0.2
Deferred financing fee adjustment	0.4	—	0.4	—
Foreign currency remeasurement	(0.3)	1.0	0.3	0.8
Tax (benefit) expense of adjustments	(0.6)	(0.9)	(1.3)	3.5
Zhongli tax benefit	(4.4)	—	(4.4)	—
Non-GAAP net income	$3.0	$1.8	$7.0	$3.7
Depreciation	0.6	0.9	1.2	1.7
Non-cash stock compensation	1.0	0.8	1.8	1.4
Other income	(0.5)	(0.6)	(0.5)	—
Interest expense	1.1	1.8	2.6	3.7
Income tax expense	0.8	2.2	2.4	1.9
Adjusted EBITDA	$6.0	$6.9	$14.5	$12.4

Earnings (loss) per share:
Basic	$0.16	$(0.03)	$0.21	$0.14
Diluted	$0.15	$(0.03)	$0.21	$0.14

Non-GAAP net income per share:
Basic	$0.09	$0.05	$0.20	$0.11
Diluted	$0.08	$0.05	$0.20	$0.11

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. CECO is providing organic revenue for comparability purposes given the impact of divestitures.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of transactions related to loss on divestitures, net of selling costs, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, other nonrecurring or infrequent items and the associated tax benefit of these items. Organic revenue, as we present them in the financial data included in this press release, excludes revenue attributable to divested businesses.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully complete the divestitures of non-core assets and the effect of competition in the industries served by our Energy Solutions segment, Industrial Solutions segment and Fluid Handling Solutions segment. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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